UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 17, 2026

IDAHO COPPER CORPORATION

(Exact name of Registrant as specified in its Charter)

Nevada	000-56828	98-0221494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 W. Main Street, Suite 1460, Boise, Idaho 83702

(Address of Principal Executive Offices)

208-274-9220

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The descriptions of the Subscription Agreement, the Notes, and the Warrants included in Item 3.01, below, are incorporated here by reference as if set forth in full.

Item 3.02 Unregistered Sales of Equity Securities

On April 17, 2026, of Idaho Copper Corporation, a Nevada corporation (the “Company”) closed a private offering (the “Offering”) of convertible promissory notes (the “Notes”) and warrants (the “Warrants”). Each Note is convertible into shares of the Company’s common stock (the “Conversion Shares”) at an initial conversion price of $6.00 per share, subject to customary anti-dilution adjustments, including adjustments in connection with subsequent issuances of securities at a price below the then-effective conversion price. The Notes have a term of twelve (12) months and will not bear interest unless an event of default occurs, at which time interest will accrue at a rate of 18% per annum. The Notes provide for voluntary conversion at any time prior to maturity. Upon a listing of the Company’s common stock on a national securities exchange in connection with a firm commitment underwritten offering, outstanding Notes will automatically convert to common stock at a conversion price equal to the lower of (i) 70% of the offering price in such transaction or (ii) $6.00, in each case subject to adjustment.

In connection with the Offering, each investor also received Warrants to purchase shares of common stock (the “Warrant Shares”), with the number of Warrant Shares equal to the principal amount of the Notes purchased divided by $6.00. The Warrants have an exercise price of $7.50 per share, subject to adjustment, and a term of five (5) years.

A total of $1,357,947 in principal amount of Notes was issued in the Offering, together with Warrants to purchase up to 226,332 shares of common stock. Each investor in the Offering entered into a Subscription Agreement with the Company, the form of which is filed herewith as Exhibit 10.1. All investors paid cash consideration with the exception of two investors, who converted existing notes in the total outstanding amount of $102,947 into Notes and Warrants issued in the Offering on a dollar-for-dollar basis, with no discount applied to the outstanding indebtedness.

The issuance of the Notes and Warrants were, and upon conversion of the Notes and exercise of the Warrants, the issuance of the Conversion Shares and Warrant Shares will be, exempt from registration under Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated thereunder. The Notes and the Warrants were offered and sold exclusively to “accredited investors” as defined in Rule 501(a) under Regulation D and the Company engaged in no general solicitation or advertising in connection with the Offering. At the time of their issuance, the Notes and the Warrants were deemed to be restricted securities for purpose of the Securities Act and will bear restrictive legends to that effect.

In connection with the Offering, the Company engaged ThinkEquity LLC (“ThinkEquity”) as exclusive placement agent. In consideration for ThinkEquity’s services as placement agent, the Company paid customary placement agent fees and agreed to issue warrants to purchase shares of the Company’s common stock. The placement agent’s warrants are exercisable for a number of shares of common stock equal to 10% of the number of shares issuable upon conversion of the Notes issued in the Offering and feature the terms of which are consistent with market practice and as set forth in the applicable engagement agreement.

The foregoing descriptions of the Subscription Agreement, Note and Warrant are not complete and are qualified in their entirety by reference to the full text of the forms of the Subscription Agreement, Note and Warrant, copies of which are attached hereto as Exhibits 10.1, 10.2 and 4.1, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant
10.1	Form of Convertible Promissory Note
10.2	Form of Subscription Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 22, 2026

IDAHO COPPER CORPORATION

By:	/s/ Robert Scannell
Name:	Robert Scannell
Title:	Chief Financial Officer